Exhibit 2.1

EXCHANGE AGREEMENT

by and among

Cyclacel Pharmaceuticals, Inc.,

FITTERS Diversified Berhad,

and

FITTERS Sdn. Bhd.

dated as of May 6, 2025

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Article 3 REPRESENTATIONS AND WARRANTIES OF PARENT		11
3.1	Organization, Standing and Corporate Power	12
3.2	Subsidiaries	12
3.3	Capital Structure of Parent	12
3.4	Corporate Authority; Noncontravention	12
3.5	Government Authorization	13
3.6	SEC Documents; Undisclosed Liabilities; Financial Statements	13
3.7	Absence of Certain Changes	14
3.8	Certain Fees	14
3.9	Litigation; Labor Matters; Compliance with Laws	14
3.10	Benefit Plans	15
3.11	Tax Returns and Tax Payments	15
3.12	Environmental Matters	15
3.13	Material Contract Defaults	16
3.14	Accounts Receivable	16
3.15	Properties	16
3.16	Intellectual Property	16
3.17	Board Determination and Vote Required	16
3.18	Required Parent Share Issuance Approval	17
3.19	Undisclosed Liabilities	17
3.20	Independent Investigation	17
3.21	No Other Representations or Warranties	17
3.22	Full Disclosure	17
Article 4 COVENANTS OF THE COMPANY		18
4.1	Conduct of the Company Business	18
4.2	Reserved	18
4.3	Satisfaction of Conditions Precedent	18
4.4	No Other Negotiations	19
4.5	Access	19
4.6	Notification of Certain Matters	19
Article 5 COVENANTS OF PARENT		20
5.1	Obligations of Parent	20
5.2	Conduct of the Parent Business	20
5.3	Access	20
5.4	Notification of Certain Matters	20
5.5	Listing	20
5.6	Satisfaction of Conditions Precedent	21
5.7	Section 16 Matters	21
5.8	No other Negotiations	21

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Article 6 COVENANTS OF PARENT AND THE COMPANY		21
6.1	Notices of Certain Events	21
6.2	Public Announcements; Confidentiality	22
6.3	Transfer Taxes	22
6.4	Reasonable Efforts	22
6.5	Fees and Expenses	23
6.6	Legends	23
6.7	Registration Statement; Proxy Statement	23
6.8	Company Shareholder Written Consent	25
6.9	Parent Stockholder Meeting	25
Article 7 CONDITIONS TO EXCHANGE		26
7.1	Condition to Obligation of Each Party to Effect the Exchange	26
7.2	Additional Conditions to Obligations of Parent	27
7.3	Additional Conditions to Obligations of the Company	28
Article 8 TERMINATION		28
8.1	Termination	28
8.2	Notice of Termination	29
8.3	Effect of Termination	29
Article 9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS		30
Article 10 GENERAL PROVISIONS		30
10.1	Notices	30
10.2	Amendment	31
10.3	Waiver	31
10.4	Failure or Indulgence Not Waiver; Remedies Cumulative	31
10.5	Headings	31
10.6	Severability	31
10.7	Entire Agreement	32
10.8	Assignment	32
10.9	Parties In Interest	32
10.10	Governing Law	32
10.11	Counterparts	32
10.12	Attorneys’ Fees	32
10.13	Representation	32
10.14	Drafting	33
10.15	Interpretation	33
Signatures		S-1
Exhibit A – Certain Definitions		A-1
Exhibit B – Malaysia Form of Transfer		B-1
Exhibit C – Post-Closing Directors		C-1

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EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this or the “Agreement” is made and entered into as of May 6, 2025, by and among Cyclacel Pharmaceuticals, Inc., a Delaware corporation (“Parent”), FITTERS Diversified Berhad, a Malaysian publicly listed company (“Fitters Parent”) and FITTERS Sdn. Bhd., a Malaysia private limited company and a wholly-owned subsidiary of Fitters Parent (the “Company” and together with Parent, and Fitters Parent, the “Parties” and each, a “Party”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, Parent is a Delaware corporation listed on the Nasdaq under the symbol “CYCC;”

WHEREAS, the Parties hereto intend to effect a share exchange between Parent and Fitters Parent (the “Exchange”), in which the Company will become a wholly-owned subsidiary of Parent, in accordance with this Agreement and the DGCL and Malaysian Companies Act;

WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement, the Exchange and the transactions contemplated under this Agreement is in the best interest of Parent and its stockholders, (b) approved the Exchange, (c) adopted this Agreement, and (d) determined to recommend that its stockholders adopt, authorize and approve this Agreement, the Exchange and the transactions contemplated under this Agreement;

WHEREAS, the respective Boards of Directors of Fitters Parent and the Company have (a) determined that this Agreement, the Exchange and the transactions contemplated under this Agreement is in the best interest of each company and its respective shareholders, (b) approved the Exchange, (c) adopted this Agreement and (d) determined to recommend that its shareholders adopt, authorize and approve this Agreement, the Exchange and the transactions contemplated under this Agreement;

WHEREAS, each of Parent, Fitters Parent and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Exchange and the other transactions contemplated by this Agreement and also to prescribe various conditions to the consummation thereof; and

WHEREAS, for U.S. federal income Tax purposes, the Parties intend, and each of Parent, Purchaser and the Company acknowledges, that the Exchange will qualify as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1

THE EXCHANGE

1.1 Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Closing (as hereinafter defined), the Parties shall do the following:

(a) Fitters Parent shall convey, assign, and transfer all of its right, title and interest to the Company Ordinary Shares (individually, a “Share”; and collectively, the “Shares”) to Parent by delivering to Parent executed and transferrable Share certificates endorsed in blank (or accompanied by duly executed stock powers endorsed in blank) in proper form for transfer. The Shares transferred to Parent at the Closing shall constitute a one hundred (100%) percent of the issued and outstanding shares of capital stock of the Company.

(b) As consideration for its acquisition of the Shares, Parent shall issue an amount of Parent Common Stock equal to nineteen and ninety nine hundreds (19.99%) percent of the issued and outstanding shares of Parent Common Stock as of the Closing Date (the “Exchange Shares”) to Fitters Parent by issuance of book-entry shares representing the Exchange Shares in accordance with the applicable provisions of the DGCL, and instruct the Transfer Agent to update the register of stockholders of Parent.

(c) For U.S. federal income Tax purposes, the Exchange is intended to constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Parties shall report the transactions contemplated under this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

1.2 Effects of the Exchange. The Exchange shall have the effects set forth in the applicable provisions of the DGCL and Malaysian Companies Act.

1.3 Closing. Upon the terms and subject to the conditions set forth herein and unless this Agreement has been terminated pursuant to its terms, the closing of the Exchange (the “Closing”) shall take place remotely, at the date and time to be specified by the Parties hereto, which date shall be no later than three (3) Business days after the date on which the conditions to Closing set forth in Article 8 of this Agreement shall have been satisfied or, to the extent permitted hereunder, waived by the appropriate Party (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions) or at such other time, date or location as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, Parent, Fitters Parent and the Company shall deliver the certificates and other documents and instruments required to be delivered hereunder.

1.4 Effective Time of the Exchange. Subject to the provisions of this Agreement, at the Closing, the parties hereto shall (a) cause a Form Section 105 (Form of Transfer of Securities) in substantially the form of Exhibit B (the “Malaysia Form of Transfer”) to be executed, acknowledged and filed with the Companies Commission of Malaysia, as provided in s 105 and 106 of the Malaysian Companies Act and (b) take all such other and further actions as may be required by the Malaysian Companies Act or other applicable Law to make the Exchange effective. The Exchange shall become effective as of the date and time of the filing of the Malaysia Form of Transfer or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Malaysia Form of Transfer in accordance with relevant provisions of the Malaysian Companies Act. The date and time of such effectiveness are referred to herein as the “Effective Time.”

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1.5 Directors and Officers. The directors of the Company and its Subsidiaries shall, from and after the Effective Time, be as set forth on Exhibit C attached hereto, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Malaysian Companies Act and the Company Governing Documents. The officers of the Company and its Subsidiaries shall, from and after the Effective Time remain the same.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FITTERS PARENT

Each of Fitters Parent and the Company jointly and severally represents and warrants to Parent that, except as set forth in the disclosure schedules delivered by the Company to Parent (the “Company Disclosure Schedule”) prior to the execution of this Agreement:

2.1 Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Malaysian Companies Act and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Company holds, to the extent legally required to operate its business as such business is being operated as of the date hereof, all Permits, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Material Adverse Effect.

2.2 Subsidiaries. The Company has three (3) wholly-owned subsidiaries: AHT NRG Asia Sdn. Bhd., FITTERS (Sarawak) Sdn. Bhd., and Modular Floor Systems (M) Sdn. Bhd.

2.3 Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital shares of the Company, and all capital shares reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 2.3. All outstanding capital shares of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule 2.3, not subject to preemptive rights. Except for the Company Ordinary Shares and as set forth on Schedule 2.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. As of immediately prior to the Effective Time, there will be no outstanding indebtedness of the Company convertible into capital shares of the Company. Except as set forth in Schedule 2.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any capital shares of the Company. Except as set forth on Schedule 2.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register Company Ordinary Shares or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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2.4 Corporate Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the approval of its shareholders and the filing of the Malaysia Form of Transfer with the Companies Commission of Malaysia, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Governing Documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or would not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

2.5 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except any filings required under the Malaysian Companies Act, the DGCL, the Securities Act, the Exchange Act, or any applicable United States state securities or “blue sky” laws.

2.6 Financial Statements.

(a) At or prior to Closing, Parent will have received a copy of the audited financial statements of the Company for the fiscal years ended March 31, 2024 and 2025 (collectively, the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the financial position of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, to the Knowledge of the Company, except as indicated therein, reflect, as of the dates indicated, all debts and liabilities of the Company, fixed or contingent, and of a nature required to be disclosed on a balance sheet, that are, individually or in the aggregate, material to the business, results of operation, or financial condition of the Company.

(b) Since April 1, 2025 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company.

(c) Except as set forth on Schedule 2.6 or as contemplated by this Agreement, since the Company Balance Sheet Date, the Company has not (i) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital shares or any other security of the Company or (ii) granted, or agreed to grant, any option, warrant or other right to subscribe for or to purchase any capital shares or any other security of the Company.

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2.7 Absence of Certain Changes or Events. Except as set forth on Schedule 2.7 or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice and there is not and has not been any:

(a) event, which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1 without prior consent of Parent;

(b) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

(c) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(d) creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(e) labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of the Company, threats by or with respect to such employees to do any of the foregoing;

(f) payment, prepayment or discharge of any material liability other than in the ordinary course of business or any failure to pay any material liability when due;

(g) material write-offs or write-downs of any Assets of the Company;

(h) damage, destruction or loss of any Assets of the Company having, or reasonably expected to have, a Material Adverse Effect on the Company;

(i) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to the Company; or

(j) agreement or commitment to do any of the foregoing.

2.8 Certain Fees. Except as set forth on Schedule 2.8, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

2.9 Litigation; Labor Matters; Compliance with Laws.

(a) As of the date of this Agreement, there is no suit, action or proceeding or, to the Knowledge of the Company, investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, or, to the Knowledge of the Company, any basis for any such suit, action, proceeding or investigation, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

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(b) The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it, as of the date of this Agreement, the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor, as of the date of this Agreement, is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Company.

(c) The Company is in compliance with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable to the Company or by which the Company or any of its businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

2.10 Benefit Plans. Except as set forth on Schedule 2.10, the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plans” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, share ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee share option or share purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

2.11 Tax Returns and Tax Payments.

(a) The Company has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 2.11, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or, to the Knowledge of the Company, otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Company Financial Statements (rather than in any notes thereto). Since the Company Balance Sheet Date, the Company has not incurred any material liability for Taxes outside the ordinary course of business consistent with past practice. As of the Closing Date, the unpaid Taxes of the Company will not materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

(b) No material claim for unpaid Taxes has been made or asserted in writing against the Company or become a Lien against the property of the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c) As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

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2.12 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company is in compliance with all Environmental Laws; (ii) the Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations; (iii) the Company holds all Permits and authorizations required under applicable Environmental Laws, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations; (iv) no releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property; (v) the Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location; (vi) the Company has no liability, absolute or contingent, under any Environmental Law; and (vii) there are no past, pending or, to the Knowledge of the Company, threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

2.13 Material Contract Defaults. Except as set forth on Schedule 2.13, the Company is not, and has not received any written notice or has any Knowledge that any other Party is, in Material Contract Default under any Company Material Contract; and, to the Knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default under any Company Material Contract. For purposes of this Agreement, a “Company Material Contract” means any Contract that is in effect as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring the Company to indemnify any person, other than any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000, including guarantees of such indebtedness.

2.14 Accounts Receivable. All of the accounts receivable of the Company that are reflected on the most recent balance sheet included in the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown or on the accounting records of the Company.

2.15 Properties. Except as set forth on Schedule 2.15, the Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet included in the Company Financial Statements as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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2.16 Intellectual Property.

(a) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(b) Schedule 2.16 sets forth a list, as of the date of this Agreement, of all: (a) Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar, including registered Marks, registered Copyrights, issued Patents, domain name registrations and pending applications for any of the foregoing; (b) material unregistered Company-Owned IP, including, but not limited to all Software developed by or for the Company; and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $20,000).

(c) The Company is the exclusive owner of or, to the Knowledge of the Company, has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 2.16 (and any other Intellectual Property required to be listed in Schedule 2.16) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all Material Liens, and no such Intellectual Property has been abandoned, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, the Company-Owned IP and the material Intellectual Property licensed to it pursuant to, to the Knowledge of the Company, valid and enforceable written license agreements include all of the material Intellectual Property necessary and sufficient to enable the Company to conduct its business in substantially the manner in which such business is currently being conducted. To the Knowledge of the Company, its rights in and to the Company-Owned IP are valid and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

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(d) The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company, in each case except for such allegations or claims that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, no third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any Company-Owned IP or Intellectual Property exclusively licensed to the Company, except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(e) Except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (a) the conduct of the business of the Company is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any third parties, and (b) the Company is not aware of any infringement, misappropriation or violation of any third-party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(f) The Company has taken reasonable measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation), except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(g) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it), except for any such effect as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(h) To the Knowledge of the Company, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Company-Owned IP listed (or required to be listed) on Schedule 2.16 have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Company-Owned IP have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Company-Owned IP and all issuances, registrations and applications therefor, except in each case where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, there are no material annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Company-Owned IP within ninety (90) days after the date of this Agreement.

2.17 Board Recommendation and Affirmative Vote. The Boards of Directors of Fitters Parent and the Company have determined that the terms of the Exchange are fair to and in the best interests of the shareholders of Fitters Parent and the Company and recommended that the Company’s shareholders approve the Exchange. The affirmative vote (or written consent) of the holders of a majority of the capital shares of the Company outstanding on the record date and entitled to vote thereon, voting as a single class on an as-converted basis is required to approve the Exchange and this Agreement (the “Required Company Shareholder Vote”).

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2.18 Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations (i) reflected or reserved against in the Company Financial Statements, (ii) incurred in the ordinary course of business after the Company Balance Sheet Date, (iii) incurred in connection with the transactions contemplated by this Agreement, (iv) disclosed in Schedule 2.18, or (v) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

2.19 Reserved.

2.20 Parent Information. Each of Fitters Parent and the Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same (“Exchange Act Documents”). Each of Fitters Parent and the Company has carefully considered the potential risks relating to Parent and investing in the Parent Common Stock, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its shareholders’ entire investment. Among others, each of Fitters Parent and the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents, which “Risk Factors” are incorporated herein by reference.

2.21 Transactions with Affiliates. Schedule 2.21 describes any material transactions or relationships between, on the one hand, the Company and, on the other hand, any (i) executive officer or director of the Company or any such executive officer’s or director’s immediate family members, (ii) owner of more than 5% of the voting power of the outstanding capital shares of the Company, or (iii) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company) in the case of each of clauses (i), (ii) or (iii) that is of the type that would be required to be disclosed under Item 404 of Regulations S-K under the Securities Act. Schedule 2.21 lists each shareholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Company Material Contract between the Company and any holders of capital share of the Company, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights or similar rights.

2.22 Certain Business Practices.

(a) The Company, nor any of its respective representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. The Company, nor to the Knowledge of the Company, any of their respective representatives acting on their behalf, has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

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(b) The operations of the Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, and no action involving the Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) Neither the Company nor any of its respective directors or officers, or, to the Knowledge of the Company, any other representative acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or on the sanctions lists adopted by the United Nations and/or European Union, as such lists may be extended from time to time (“Sanctions List”) and the Company has not in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or on the Sanctions List or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the Sanctions List.

2.23 Independent Investigation. Each of Fitters Parent and the Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Parent, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Parent for such purpose. Each of Fitters Parent and the Company acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated under this Agreement, it has relied solely upon its own investigation and the express representations and warranties of Parent set forth in this Agreement (including the related portions of Parent Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto.

2.24 No Other Representations or Warranties. Each of Fitters Parent and the Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Parent, Purchaser nor any other Person on behalf of Parent or Purchaser makes any express or implied representation or warranty with respect to Parent or Purchaser, or with respect to any other information provided to the Company, any of its shareholders or any of their respective Affiliates in connection with the transactions contemplated by this Agreement, and (subject to the express representations and warranties of Parent and Purchaser set forth in Article 3 (in each case as qualified and limited by the Parent Disclosure Schedule)) none of the Company, or any of its representatives or shareholders, has relied on any such information (including the accuracy or completeness thereof).

2.25 Full Disclosure. The representations and warranties made by each of Fitters Parent and the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by each of Fitters Parent and the Company at the Closing pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

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Article 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Fitters Parent and the Company that, except as set forth in the Parent SEC Documents and the Parent Disclosure Schedule:

3.1 Organization, Standing and Corporate Power. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. Parent holds, to the extent legally required to operate its business as such business is being operated as of the date hereof, all Permits, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Shares of common stock of Parent, par value $0.001 (“Parent Common Stock”), are listed on the Nasdaq under the symbol “CYCC.”

3.2 Subsidiaries. Except as set forth on Schedule 3.2, Parent has no Subsidiaries.

3.3 Capital Structure of Parent. The authorized capital stock of Parent as of the date hereof consists of (i) 600,000,000 shares of Parent Common Stock, of which 356,357,531 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 (“Parent Preferred Stock”), of which 135,537 shares are issued and outstanding, and 6,834,828 shares of Parent Common Stock or Parent Preferred Stock issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Parent Common Stock and Parent Preferred Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Except as set forth in the SEC Parent Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the SEC Parent Documents, there are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. Except as set forth in the SEC Parent Documents, there are no agreements or arrangements pursuant to which Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of Parent with respect to securities of Parent.

3.4 Corporate Authority; Noncontravention. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the approval of its stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and when delivered by Parent, shall constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent under, (i) the certificate of incorporation, bylaws, or other charter documents of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Parent, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Parent, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to Parent or would not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

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3.5 Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement by Parent, or the consummation by Parent of the transactions contemplated hereby, except any filings under the DGCL, Malaysian Companies Act, Nasdaq, the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

3.6 SEC Documents; Undisclosed Liabilities; Financial Statements.

(a) Parent has timely filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the “SEC”) and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

(b) Since January 1, 2025 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent.

(c) Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, Parent has not (i) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent or (ii) granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent.

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3.7 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth on Schedule 3.7, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a) event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.2 without prior consent of the Company;

(b) condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement;

(c) incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(d) creation or other incurrence by Parent of any Lien on any asset other than in the ordinary course consistent with past practices;

(e) labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages, or to the Knowledge of Parent, or threats by or with respect to such employees to do any of the foregoing;

(f) payment, prepayment or discharge of any material liability other than in the ordinary course of business or any failure to pay any material liability when due;

(g) material write-offs or write-downs of any Assets of Parent;

(h) damage, destruction or loss of any Assets of the Company having, or reasonably expected to have, a Material Adverse Effect on Parent;

(i) other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect with respect to Parent; or

(j) agreement or commitment to do any of the foregoing.

3.8 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

3.9 Litigation; Labor Matters; Compliance with Laws.

(a) As of the date of this Agreement, there is no suit, action or proceeding or, to the Knowledge of Parent, investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or to the Knowledge of Parent, any basis for any such suit, action, proceeding or investigation in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, or Order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

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(b) Parent is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it, as of the date of this Agreement, the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor, as of the date of this Agreement, is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent.

(c) Parent is in compliance with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable to Parent or by which Parent or any of its businesses or properties is bound, except for such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Parent or Purchaser.

3.10 Benefit Plans. Except as set forth in the SEC Parent Documents, Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

3.11 Tax Returns and Tax Payments.

(a) Parent has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by Parent has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Parent is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or, to the Knowledge of Parent, otherwise addressed to Parent by a taxing authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet included in the Parent SEC Documents (rather than in any notes thereto). Since the Parent Balance Sheet Date, Parent has not incurred any material liability for Taxes outside the ordinary course of business consistent with past practice. As of the Closing Date, the unpaid Taxes of Parent will not materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

(b) No material claim for unpaid Taxes has been made or asserted in writing against Parent or become a Lien against the property of Parent, no audit of any Tax Return of Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect. Parent has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

3.12 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, (i) Parent is in compliance with all Environmental Laws; (ii) Parent has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) Parent holds all Permits and authorizations required under applicable Environmental Laws and is compliance with all terms, conditions and provisions of all such Permits and authorizations; (iv) no releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property; (v) Parent has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location; (vi) Parent has no liability, absolute or contingent, under any Environmental Law; and (vii) there are no past, pending or, to the Knowledge of Parent, threatened claims under Environmental Laws against Parent and Parent is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent pursuant to Environmental Laws.

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3.13 Material Contract Defaults. Parent is not and has not received any written notice or has any Knowledge that any other Party is, in Material Contract Default under any Parent Material Contract; and to the Knowledge of Parent, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default and any Parent Material Contract. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is in effect as of the Closing Date to which Parent is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring Parent to indemnify any person, other than any Contract providing for indemnification of customers or other Persons pursuant to Contract entered into in the ordinary course of business, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000, including guarantees of such indebtedness.

3.14 Accounts Receivable. All of the accounts receivable of Parent that are reflected on the most recent balance sheet included in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown or on the accounting records of Parent.

3.15 Properties. Parent has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet included in the Parent SEC Documents as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens. Any real property and facilities held under lease by Parent are held by it under valid, subsisting and enforceable leases of which Parent is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.16 Intellectual Property. Parent owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Parent’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of Parent , none of Parent’s Intellectual Property or Parent’s License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or its successors.

3.17 Board Determination and Vote Required. The Board of Directors of Parent has unanimously determined that the terms of the Exchange and transactions contemplated under this Agreement are fair to and in the best interests of Parent and its stockholders. The affirmative vote of a majority of (a) the shares of Parent Common Stock properly cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve this Agreement and thereby approve the transactions contemplated under this Agreement, including the Exchange (the “Parent Stockholder Exchange Vote”) and (b) if deemed necessary by Parent, the shares of Parent Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve an amendment to Parent’s certificate of incorporation to effect the Nasdaq Reverse Split and/or increase the number of shares of Parent Common Stock (together with the Parent Stockholder Exchange Vote, the “Parent Stockholder Vote”).

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3.18 Required Parent Share Issuance Approval. Parent represents that the issuance of the Parent Common Stock will be in compliance with the DGCL, Nasdaq, and the Certificate of Incorporation and Bylaws of Parent.

3.19 Undisclosed Liabilities. Parent has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations (i) reflected or reserved against in the financial statements included in the Parent SEC Documents filed prior to the date hereof, (ii) incurred in the ordinary course of business since the Parent Balance Sheet Date, (iii) incurred in connection with the transactions contemplated by this Agreement, (iv) disclosed in Schedule 3.19, or (v) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

3.20 Independent Investigation. Parent has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Parent acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated under this Agreement, it has relied solely upon its own investigation and the express representations and warranties of Fitters Parent and the Company set forth in this Agreement (including the related portions of Company Disclosure Schedules) and in any certificate delivered to Parent pursuant hereto.

3.21 No Other Representations or Warranties. Parent hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither the Company, nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or any of its stockholders or any of its Affiliates in connection with the transactions contemplated by this Agreement, and (subject to the express representations and warranties of the Company set forth in Article 2 (in each case as qualified and limited by the Company Disclosure Schedule) none of Parent, or its representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

3.22 Full Disclosure. The representations and warranties made by Parent in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by Parent at the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

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Article 4

COVENANTS OF THE COMPANY

4.1 Conduct of the Company Business. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, unless consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), expressly contemplated by this Agreement, required by applicable Law, or as set forth on Schedule 4.1:

(a) engage in any transaction except in the ordinary course of business, or create or suffer to exist any material lien or other encumbrance upon any of its assets which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than in each case in the ordinary course of business and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business relationships with it, to the end that its goodwill and ongoing business will not be materially impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by IFRS;

(f) except as required to give effect to anything in contemplation of the Closing, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the transactions contemplated under this Agreement; or

(g) authorize any of, or commit or agree to take any of, the foregoing actions.

4.2 Reserved.

4.3 Satisfaction of Conditions Precedent. Upon the terms and subject to the conditions set forth in this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company will use its commercially reasonable efforts to (i) satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 7 and (ii) cause the Exchange and the other transactions contemplated by this Agreement to be consummated.

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4.4 No Other Negotiations. As of the date of this Agreement, Fitters Parent or the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with, any third party concerning an Alternative Acquisition (as defined below), including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Fitters Parent and the Company shall not, directly or indirectly, (a) initiate, solicit, knowingly encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates, involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company which would reasonably be expected to impede, interfere with, prevent or materially delay the Exchange (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an “Alternative Acquisition”), (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

If Fitters Parent or the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably be expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, Fitters Parent and the Company shall promptly notify Parent thereof, including the identity of the party making any such offer, inquiry or proposal and the material terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent reasonably informed of any developments with respect to same.

4.5 Access. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access, upon advance notice during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company, to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish reasonably promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request. The Company shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

4.6 Notification of Certain Matters. The Company shall give prompt notice to Parent of any event, change or effect between the date of this Agreement and the Effective Time that causes or is reasonably likely to cause the failure of the any of the conditions set forth in Sections 7.2(a), 7.2(b) or 7.2(e) to be satisfied.

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Article 5

COVENANTS OF PARENT

5.1 Obligations of Parent. Parent shall take all action necessary to perform its obligations under this Agreement and to consummate the Exchange on the terms and conditions set forth in this Agreement.

5.2 Conduct of the Parent Business. From the date of this Agreement until earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall not, and shall not permit Purchaser to, (w) unless consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed, denied, or conditioned), (x) expressly contemplated by this Agreement, including in connection with the Nasdaq Reverse Split, (y) required by applicable Law, or (z) as set forth on Schedule 5.2:

(a) engage in any transaction except in the ordinary course of business, or create or suffer to exist any material lien or other encumbrance upon any of its assets which will not be discharged in full prior to the Effective Time;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than in each case in the ordinary course of business and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business relationships with it, to the end that its good will and ongoing business will not be materially impaired prior to the Effective Time;

(d) intentionally permit any Material Adverse Effect to occur with respect to Parent;

(e) make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any of, or commit or agree to take any of, the foregoing actions.

5.3 Access. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access, upon advance notice, during normal business hours and in a manner as shall not unreasonably interfere with the business or operations of the Company, to all of Parent’s properties, books, contracts, commitments, personnel and records and, during such period, Parent shall reasonably furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request. Parent shall not be required to provide access to or disclose information where such access or disclosure would not jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

5.4 Notification of Certain Matters. Parent shall give prompt notice to the Company of any event, change or effect between the date of this Agreement and the Effective Time that causes or is reasonably likely to cause the failure of any of the conditions set forth in Sections 7.3(a), 7.3(b) or 7.3(e) to be satisfied.

5.5 Listing. At or prior to the Effective Time, Parent shall use its commercially reasonable efforts to (a) maintain its listing on Nasdaq until the Effective Time, including submitting any applicable extension requests or attending any hearings with requested by Nasdaq; (b) prepare and submit to Nasdaq, to the extent required by the rules and regulations of Nasdaq, a notification form for the listing of the shares of Parent Common Stock to be issued in connection with the transactions contemplated under this Agreement; and (c) prepare and timely submit to Nasdaq a notification form for the Nasdaq Reverse Split (if required) and submit a copy of the amendment to Parent’s certificate of incorporation effecting the Nasdaq Reverse Split, certified by the Secretary of State of the State of Delaware, to Nasdaq.

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5.6 Satisfaction of Conditions Precedent. Upon the terms and subject to the conditions set forth in this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent will use its commercially reasonable efforts to (i) satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 7 and (ii) cause the Exchange and the other transactions contemplated by this Agreement to be consummated.

5.7 Section 16 Matters. Prior to the Effective Time, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock and any options to purchase Parent Common Stock in connection with the transactions contemplated under this Agreement, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.8 No Other Negotiations. As of the date of this Agreement, Parent has not entered into any agreement or understanding with, and is not engaging in any discussions with, any third party concerning a Parent Alternative Acquisition (as defined below), including, without limitation, any agreement or understanding that would require Parent to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent shall not, directly or indirectly, (a) initiate, solicit, knowingly encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than the Company and its Affiliates, involving any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of Parent which would reasonably be expected to impede, interfere with, prevent or materially delay the Exchange (any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as a “Parent Alternative Acquisition”), (b) provide information with respect to Parent to any Person, other than the Company and its Affiliates, relating to a possible Parent Alternative Acquisition by any Person, other than the Company and its Affiliates, (c) enter into an agreement with any Person, other than the Company and its Affiliates, providing for a possible Parent Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Parent Alternative Acquisition by any Person, other than by the Company and its Affiliates.

If Parent receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to a Parent Alternative Acquisition, or that could reasonably be expected to lead to a Parent Alternative Acquisition, or any request for nonpublic information relating to Parent, Parent shall promptly notify the Company thereof, including the identity of the party making any such offer, inquiry or proposal and the material terms of such offer, inquiry or proposal, as the case may be, and shall keep the Company reasonably informed of any developments with respect to same.

Article 6

COVENANTS OF PARENT AND THE COMPANY

6.1 Notices of Certain Events. The Company and Parent shall promptly notify the other Party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

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(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Article 2 or Article 3 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a Party hereunder.

6.2 Public Announcements; Confidentiality. No Party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other Party (not to be unreasonably withheld, delayed, denied, or conditioned), except as required by Law. Parent, on the one hand, and the Company, on the other hand, shall, and shall cause their respective Affiliates to, hold in confidence and not use, and shall use their respective reasonable best efforts to cause their respective representatives to hold in confidence and not use, any and all non-public, confidential, or proprietary information, whether written or oral, concerning the other Party, including, without limitation, any such information obtained pursuant to Sections 4.5 or 5.3, as applicable, except to the extent that Parent, on the one hand, or the Company, on the other hand, as the case may be, can show that such information: (a) is generally available to and known by the public through no fault of such Party or any of its Affiliates or their respective representatives; (b) is lawfully acquired by such Party, any of its Affiliates or their respective representatives from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is required to be disclosed by the requirements of the SEC or Nasdaq. If Parent, on the one hand, or the Company, on the other hand, as the case may be, or any of its Affiliates or their respective representatives is compelled to disclose any information by judicial or administrative process or by other requirements of Law, such compelled Party shall promptly notify the other Party in writing and shall disclose only that portion of such information that such compelled Party is advised by its counsel in writing is legally required to be disclosed, provided that such compelled Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

6.3 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed before the Effective Time. Parent and the Company agree that the Company (prior to the Exchange) and the Parent (following the Exchange) will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Exchange or the surrender of the Shares pursuant to the Exchange (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the Exchange, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

6.4 Reasonable Efforts. The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Exchange that are necessary to consummate the Exchange and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on the Company or Parent from occurring prior to or after the Effective Time, (iii) any notification or other document required to be filed in connection with the Exchange under any applicable foreign Law, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

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6.5 Fees and Expenses. All fees and expenses incurred by any Party in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses. Fees and expenses incurred by any Party in connection with the transactions contemplated by this Agreement shall include, without limitation, out-of-pocket fees and expenses incurred for legal, financial, accounting and other advisors.

6.6 Legends. Parent shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Parent Common Stock to be received in the Exchange by equityholders of the Company who may be considered “affiliates” of Parent for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the Transfer Agent for Parent Common Stock.

6.7 Registration Statement; Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, (i) Parent shall prepare and file with the SEC a proxy statement relating to the Parent Stockholder Meeting to be held in connection with the Exchange and changing Parent’s name to “Bio Green Med Solution” (the “Name Change”) (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and (ii) Parent, in cooperation with the Company, shall prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”), in which the Proxy Statement shall be included as a part (the Proxy Statement and the Form S-4, collectively, the “Registration Statement”), in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued by virtue of the transactions contemplated under this Agreement, including, without limitation, the Exchange Shares. Parent shall use commercially reasonable efforts to (x) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (y) cause the Registration Statement to become effective as promptly as practicable, and (z) respond promptly to any comments or requests of the SEC or its staff related to the Registration Statement. Parent shall take all or any action required under any applicable federal, state, securities and other Laws in connection with the issuance of Exchange Shares pursuant to the transactions contemplated under this Agreement. Each of the Parties shall reasonably cooperate with the other Party and furnish all information concerning itself and their Affiliates, as applicable, to the other Parties that is required by Law to be included in the Registration Statement as the other Parties may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement.

(b) Parent covenants and agrees that the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of Fitters Parent and the Company covenants and agrees that the information supplied by or on behalf of the Company to Parent for inclusion in the Registration Statement (including the Company Financial Statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Party makes any covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other Party or any of its representatives regarding such other Party or its Affiliates for inclusion therein.

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(c) Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. If at any time before the Effective Time, (i) Parent, Fitters Parent or the Company (A) become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement or Proxy Statement, (B) receives notice of any SEC request for an amendment or supplement to the Registration Statement or for additional information related thereto, or (C) receives SEC comments on the Registration Statement, or (ii) the information provided in the Registration Statement has become “stale” and new information should be disclosed in an amendment or supplement to the Registration Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in Parent filing such amendment or supplement with the SEC (and, if appropriate, in mailing such amendment or supplement to Parent’s stockholders) or otherwise addressing such SEC request or comments and each Party and shall use their commercially reasonable efforts to cause any such amendment to become effective, if required. Parent shall promptly notify the Company if it becomes aware (1) that the Registration Statement has become effective, (2) of the issuance of any stop order or suspension of the qualification or registration of the Parent Common Stock issuable in connection with the transactions contemplated under this Agreement for offering or sale in any jurisdiction, or (3) any order of the SEC related to the Registration Statement, and shall promptly provide to the Company copies of all written correspondence between it or any of its representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Registration Statement and all orders of the SEC relating to the Registration Statement.

(d) Each of Fitters Parent and the Company shall reasonably cooperate with Parent and provide, and cause its representatives to provide, Parent and its representatives, with all true, correct and complete information regarding the Company that is required by Law to be included in the Registration Statement or reasonably requested by Parent to be included in the Registration Statement (collectively, the “Company Required S-4 Information”). Without limiting the foregoing, the Company will use commercially reasonable efforts to cause to be delivered to Parent a consent letter of the Company’s independent accounting firm, dated no more than two (2) Business Days before the date on which the Registration Statement is filed with the SEC (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for consent letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Registration Statement, prior to the filing thereof with the SEC. Parent may file the Registration Statement, or any amendment or supplement thereto, without the prior consent of the Company, provided that Parent has included the Company Required S-4 Information in the Registration Statement in substantially the same form as it was provided to Parent by the Company pursuant to this Section 6.7; provided, further, that if the prior consent of the Company is not obtained then, notwithstanding anything else herein, the Company makes no covenant or representation regarding the portion of such information supplied by or on behalf of the Company to Parent for inclusion in such Registration Statement that the Company reasonably identifies prior to such filing of the Registration Statement.

(e) As promptly as reasonably practicable following the date of this Agreement, the Company shall furnish to Parent (i) prior to May 6, 2025, audited financial statements for each of its fiscal years required to be included in the Registration Statement, together with the auditor’s report thereon (the “Company Audited Financial Statements”), (ii) prior to May 31, 2025, unaudited interim financial statements for the interim period completed March 31, 2025 (the “Company Q1 2025 Interim Financial Statements”), and (iii) unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Additional Company Interim Financial Statements” and together with the Company Q1 2025 Interim Financial Statements, the “Company Interim Financial Statements”). Each of the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Registration Statement and prepared in accordance with IFRS as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in shareholders’ equity and cash flows of the Company as of the dates of and for the periods referred to in the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be. The Company Audited Financial Statements and the Company Interim Financial Statements shall be prepared under IFRS in accordance with the requirements of the PCAOB for public companies. The Company Audited Financial Statements shall have been audited by a PCAOB qualified auditor that is independent under Rule 2-01 of Regulation S-X under the Securities Act and, with respect to the Company Interim Financial Statements, shall have been reviewed by the Company’s auditors, as provided in AU-C-930 under the standards of the American Institute of Certified Public Accountants.

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6.8 Company Shareholder Written Consent.

(a) Promptly after the Registration Statement has been declared effective under the Securities Act, and in any event no later than two (2) Business Days thereafter, the Company shall obtain the approval by written consent from the Company’s shareholders sufficient for the Required Company Shareholder Vote in lieu of a meeting pursuant to the Malaysian Companies Act, for purposes of adopting and approving this Agreement and the transactions contemplated under this Agreement (the “Company Shareholder Written Consents”). Under no circumstances shall the Company assert that any other approval or consent is necessary by its shareholders to approve this Agreement and the transactions contemplated under this Agreement.

(b) The Company agrees that: (i) the Company Board shall recommend that the Company’s shareholders vote to adopt and approve this Agreement and the transactions contemplated under this Agreement and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 6.8(a) (the recommendation of the Company Board that the Company’s shareholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”) and (ii) the Company Board Recommendation shall not be withdrawn or modified (and the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation) in a manner adverse to Parent, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Alternative Acquisition shall be adopted or proposed.

6.9 Parent Stockholder Meeting.

(a) Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock to consider and vote on proposals to (i) approve this Agreement and thereby to approve the transactions contemplated under this Agreement, including without limitation, the Exchange and the Name Change (the “Parent Stockholder Exchange Approval Matter”), (ii) amend Parent’s certificate of incorporation to, if deemed appropriate by the Parties, (A) effect a Nasdaq Reverse Split and/or (B) increase the number of authorized shares of Parent Common Stock, and (iii) increase the number of shares available for issuance under the existing Parent 2018 equity incentive plan by an amount directed by the Company and/or approve a new Parent equity incentive plan, with the form of such Parent equity incentive plan and number of shares of Parent Common Stock available for issuance under such plan to be mutually agreed upon by Parent and the Company, (clauses (i), (ii) and (iii) collectively, the “Parent Stockholder Matters” and such meeting, the “Parent Stockholder Meeting”). The Parent Stockholder Meeting shall be held as promptly as practicable after the date that the Registration Statement is declared effective under the Securities Act, and in any event, no later than forty-five (45) days after the effective date of the Registration Statement. Parent shall take reasonable measures to ensure that all proxies solicited in connection with the Parent Stockholder Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, if on the date of the Parent Stockholder Meeting, or a date preceding the date on which the Parent Stockholder Meeting is scheduled, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Parent Stockholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting, Parent may postpone or adjourn, or make one or more successive postponements or adjournments of, the Parent Stockholder Meeting, as long as the date of the Parent Stockholder Meeting is not postponed or adjourned more than an aggregate of thirty (30) days in connection with any postponements or adjournments.

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(b) Parent agrees that (i) the Board of Directors of Parent shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.9(a) above, and (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent recommends that Parent’s stockholders vote to approve the Parent Stockholder Matters (the recommendation of the Parent Board being referred to as the “Parent Board Recommendation”).

Article 7

CONDITIONS TO EXCHANGE

7.1 Condition to Obligation of Each Party to Effect the Exchange. The respective obligations of Parent, Fitters Parent and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Exchange or the other transactions contemplated herein shall be in effect; provided, however, that each Party shall have used its commercially reasonable efforts to prevent the entry of any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b) Stockholder Approval. Parent shall have obtained the Parent Stockholder Exchange Vote and the Company shall have obtained the Required Company Shareholder Vote.

(c) Notice to Bursa Malaysia. Fitters Parent shall have complied with all applicable Bursa Malaysia Securities Berhad Main Market Listing Requirements, including any required notices to Bursa Malaysia and other necessary approvals regarding the transactions contemplated under this Agreement.

(d) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Registration Statement that has not been withdrawn. Any material state securities laws applicable to the issuance of the shares of Parent Common Stock in connection with the transactions contemplated under this Agreement shall have been complied with and no stop order (or similar order) shall have been issued or threatened in writing in respect of thereof by any applicable state securities commissioner or court of competent jurisdiction.

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(e) Listing. The shares of Parent Common Stock to be issued in the Exchange pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing.

(f) Value of Exchange Shares. Parent and Fitters Parent shall agree in writing that the Exchange Shares represent mutually acceptable consideration for the acquisition of the Shares. In the event the value of the Exchange Shares is not mutually acceptable to both Parties, the Parties agree to negotiate in good faith an adjustment to the Exchange Shares.

7.2 Additional Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of Fitters Parent and the Company contained in this Agreement and in any certificate delivered to Parent pursuant hereto shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and Parent shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Fitters Parent and the Company.

(b) Agreements and Covenants. Each of Fitters Parent and the Company shall have performed in all material respects, or complied with in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them prior to the Effective Time, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of Fitters Parent and the Company.

(c) Certificate of Secretary. Each of Fitters Parent and the Company shall have delivered to Parent a certificate executed by the Secretary of Fitters Parent and the Company, respectively, certifying: (i) resolutions duly adopted by the Board of Directors and shareholders of Fitters Parent and the Company, respectively, authorizing this Agreement and the Exchange; (ii) only with respect to the Company, the Governing Documents of the Company as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of Fitters Parent and the Company, respectively, executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company or the Parent.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect with respect to the Company.

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(f) Company Shareholder Written Consent. The Company Shareholder Written Consent executed by the shareholders of the Company shall be in full force and effect.

(g) Trademark License Agreement. The Company and Fitters Parent shall enter into a trademark license agreement for use of the “FITTERS” mark and logo, as applicable.

7.3 Additional Conditions to Obligations of the Company. The obligations of Fitters Parent and the Company to consummate the transactions contemplated herein are also subject to the satisfaction or waiver in writing prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement and in any certificate delivered to the Company pursuant hereto shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made at and as such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

(b) Agreements and Covenants. Parent shall have performed in all material respects, or complied with in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer of Parent.

(c) Certificate of Secretary. Parent shall have delivered to the Company a certificate executed by the Secretary of Parent certifying: (i) resolutions duly adopted by the Board of Directors and stockholders of Parent authorizing this Agreement and the Exchange; (ii) the Certificate of Incorporation and Bylaws of Parent as in effect immediately prior to the Effective Time, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent.

(e) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Parent.

Article 8

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Exchange by the shareholders of the Company and Parent, unless specified below:

(a) by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

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(b) by either the Company or Parent, if the other Party has breached any representation, warranty, covenant or agreement of such other Party set forth in this Agreement and such breach has resulted or is reasonably be expected to result in a Material Adverse Effect on such other Party or would prevent or materially delay the consummation of the Exchange;

(c) by either the Company or Parent, if all the conditions to the obligations of such Party for Closing the Exchange shall not have been satisfied or waived on or before the Final Date (as defined below); provided that in the event the SEC has declared effective under the Securities Act the Registration Statement by the Final Date, then either the Company or Parent shall be entitled to extend the Final Date for an additional sixty (60) days in order to hold the Parent Stockholder Meeting and obtain the Parent Stockholder Exchange Vote; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, such failure;

(d) by either the Company or Parent, if any Law, permanent injunction or other Order by any Governmental Entity which would make illegal or otherwise restrain or prohibit the consummation of the Exchange shall have been issued, entered, or enacted and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, entry, or enactment of any such Law or Order;

(e) by either the Company or Parent if (i) the Parent Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent’s stockholders shall have taken a final vote on the Parent Stockholder Matters, and (ii) the Parent Stockholder Exchange Approval Matter shall not have been approved at the Parent Stockholder Meeting (or at any adjournment or postponement thereof) by the Parent Stockholder Exchange Vote; provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Parent where the failure to obtain the Parent Stockholder Exchange Vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement; or

(f) by Parent if the Required Company Shareholder Vote shall not have been obtained within two (2) Business Days of the Registration Statement becoming effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Company Shareholder Vote has been obtained, Parent may not terminate this Agreement pursuant to this Section 8.1(d).

As used herein, the “Final Date” shall be August 31, 2025.

8.2 Notice of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Party hereto specifying with reasonable particularity the reason for such termination.

8.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Article 8, this Agreement shall be of no further force and effect, with no liability on the part of any Party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such Party) to any other Party hereto, except (i) with respect to Section 6.2, this Section 8.3, Article 9 and Article 10 (and any related definitions contained in any such Sections or Articles), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a Party, to the extent such liabilities or damages were the result of fraud or the breach by another Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

29

Article 9

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Article 9 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

Article 10

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. (New York City time), otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

(a)	If to Parent:

Cyclacel Pharmaceuticals, Inc.

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia

Attn: Datuk Dr. Doris Wong Sing Ee, Chief Executive Officer

Ph:

with a copy to (which shall not constitute notice):

Rimon, P.C.

423 Washington Street, Suite 600

San Francisco, California 94111 U.S.A.

Attn: Mark Lee; Debbie Klis

Ph: (418) 683-5472 or (202) 935-3390

Email: mark.c.lee@rimonlaw.com; debbie.klis@rimonlaw.com

(b)	If to Fitters Parent or the Company:

FITTERS Diversified Berhad

No. 1, Jalan Tembaga SD 5/2

Bandar Sri Damansara

52200 Kuala Lumpur, Selangor, Malaysia

Attn: Datuk Tan Chor How Christopher, Executive Director

Ph:

Email:

30

with a copy to (which shall not constitute notice):

Messrs. Ong, Ric & Partners

Advocates & Solicitors

Level 1, Tower 11, Avenue 5, The Horizon

No. 8, Jalan Kerinchi, Bangsar South

59200 Kuala Lumpur

Attn: Tuw Min Ric

Ph: (60)3 6211 3830

Email: general@orplegal.com.my

10.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors of Fitters Parent, the Company and Parent at any time (whether before or after the adoption and approval of this Agreement by the Company’s shareholders or before or after obtaining the Parent Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Fitters Parent, the Company, and Parent.

10.3 Waiver. Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

31

10.7 Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the other Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof.

10.8 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

10.9 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

10.10 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of Delaware as applied to Contracts that are executed and performed in Delaware, without regard to the principles of conflicts of Law thereof.

10.11 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement will become effective when each Party to this Agreement will have received counterparts signed by all of the other parties. This Agreement, to the extent a signed version hereof or signature hereto is delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.12 Attorneys’ Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a Party hereto against any Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

10.13 Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that Party’s choosing; (b) has read this Agreement and has had it fully explained by its counsel; (c) is fully aware of the contents and legal effect of this Agreement; and (d) enters into and signs the same by its own free will.

32

10.14 Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

10.15 Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer

FITTERS DIVERSIFIED BERHAD, a Malaysia private limited company

By:
Name:	Datuk Tan Chor How Christopher
Title:	Executive Director

FITTERS SDN. BHD., a Malaysia private limited company

By:
Name:	Pang Wei Kang
Title:	Director

S-1

EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning as set forth in Section 2.14 of the Agreement.

“Additional Company Interim Financial Statements” means an unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” shall have the meaning as set forth in the Preamble.

“Alternative Acquisition” shall have the meaning as set forth in Section 4.4 of the Agreement.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning as set forth in Section 2.10 of the Agreement.

“Business Day” mans any day other than a day on which banks in the State of New York are authorized or obligated to close.

“Closing” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Closing Date” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning as set forth in the Preamble.

“Company Audited Financial Statements” means audited financial statements for each of its fiscal years required to be included in the Registration Statement, together with the auditor’s report thereon.

“Company Balance Sheet Date” shall have the meaning as set forth in Section 2.6(b) of the Agreement.

“Company Board Recommendation” shall have the meaning as set forth in Section 6.8(b).

“Company Disclosure Schedule” shall have the meaning as set forth in the opening paragraph of Article 2 of the Agreement.

“Company Financial Statements” shall have the meaning as set forth in Section 2.6(a) of the Agreement.

“Company Interim Financial Statements” means the Company Q1 2025 Interim Financial Statements.

A-1

“Company Material Contract” shall have the meaning as set forth in Section 2.13 of the Agreement.

“Company Ordinary Shares” means the ordinary shares of the Company.

“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company.

“Company Q1 2025 Interim Financial Statements” unaudited interim financial statements for the interim period completed March 31, 2025.

“Company Required S-4 Information” shall have the meaning as set forth in Section 2.6.

“Company Shareholder Written Consents” shall have the meaning as set forth in Section 2.6.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyrights” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“CYCC” means the Nasdaq symbol where Shares of common stock of Parent, par value $0.001, are shown.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

“DGCL” means the Delaware General Corporation Law.

“Effective Time” shall have the meaning as set forth in Section 1.4 of the Agreement.

“Electronic Delivery” shall have the meaning as set forth in Section 10.11 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange” shall have the meaning as set forth in the Recitals.

“Exchange Act Documents” shall have the meaning as set forth in Section 2.20 of the Agreement.

“Exchange Shares” shave have the meaning as set forth in Section 1.1(b) of the Agreement.

“Final Date” shall have the meaning as set forth in Section 8.1 of the Agreement.

A-2

“Fitters Parent” means Fitters Diversified Berhad, a Malaysia private limited company.

“Form S-4” shall have the meaning as set forth in Section 6.7(a) of the Agreement.

“GAAP” means U.S. generally accepted accounting principles in effect as of the date hereof.

“Governing Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, constitution, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Governmental Entity” means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“IFRS” means international financial reporting standards in effect as of the date hereof.

“Intellectual Property” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Malaysia Form of Transfer” means a form for the transfer of securities pursuant to Form Section 105 of the Malaysian Companies Act, in substantially the form of Exhibit B.

“Malaysian Companies Act” means the Laws of Malaysia, Act 125, Companies Act 2016.

“Marks” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States or Malaysia in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or Malaysia, respectively, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or Malaysia, respectively, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in IFRS, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

A-3

“Material Contract Default” means a default under any Contract which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $100,000 (either individually or in the aggregate with all other such claims under that contract) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Contract.

“Name Change” shall have the meaning as set forth in Section 6.7(a) of the Agreement.

“Nasdaq” means The Nasdaq Capital Market.

“Nasdaq Reverse Split” means a reverse stock split of all outstanding shares of Parent Common Stock effected by Parent for the purpose of maintaining compliance with Nasdaq listing standards.

“OFAC” also known as the Office of Foreign Assets Control of the U.S. Treasury Department.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Parent” shall have the meaning as set forth in the Preamble of the Agreement.

“Parent Accounts Receivable” shall have the meaning as set forth in Section 3.14 of the Agreement.

“Parent Alternative Acquisition” shall have the meaning as set forth in Section 5.8 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning as set forth in Section 3.6(b) of the Agreement.

“Parent Board Recommendation” shall have the meaning as set forth in Section 6.9(b) of the Agreement.

“Parent Common Stock” shall have the meaning as set forth in Section 3.1 of the Agreement.

“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered prior to the execution of the Agreement by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning as set forth in Section 3.13 of the Agreement.

“Parent Preferred Stock” shall have the meaning as set forth in Section 3.3 of the Agreement.

“Parent SEC Documents” shall have the meaning as set forth in Section 3.6(a) of the Agreement.

“Parent Stockholder Exchange Approval Matter” shall have the meaning as set forth in Section 6.9(a) of the Agreement.

A-4

“Parent Stockholder Exchange Vote” means the affirmative vote of a majority of (a) the shares of Parent Common Stock properly cast is the only vote of the holders of any class or series of Parent’s capital stock necessary to approve this Agreement and thereby approve the transactions contemplated under this Agreement, including the issuance of the Exchange Shares to the shareholders of the Company pursuant to the terms of this Agreement.

“Parent Stockholder Matters” shall have the meaning as set forth in Section 6.9(a) of the Agreement.

“Parent Stockholder Meeting” shall have the meaning as set forth in Section 6.9(a) of the Agreement.

“Parent Stockholder Vote” shall have the meaning as set forth in Section 3.17 of the Agreement.

“Party” or “Parties” means the Company, Fitters Parent and Parent.

“Patents” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Permit” means any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Proxy Statement” means a statement relating to the Parent Stockholder Meeting to be held in connection with the Exchange (together with any amendments thereof or supplements thereto).

“Registration Statement” means the Proxy Statement and the Form S-4, collectively.

“Required Company Shareholder Vote” means the affirmative vote (or written consent) of the holders of a majority of the capital shares of the Company outstanding on the record date and entitled to vote thereon, voting as a single class on an as-converted basis.

“Sanctions List” shall have the meaning as set forth in Section 2.22(c) of the Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” or “Shares” shall have the meaning as set forth in Section 1.1(a) of the Agreement.

“Software” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of the capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

A-5

“Tax” or “Taxes” means all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” shall have the meaning as set forth in Section 2.11(c) of the Agreement.

“Technology” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Trade Secrets” shall have the meaning as set forth in Section 2.16(a) of the Agreement.

“Transaction Documents” means the Agreement and any other document executed and delivered pursuant hereto, together with any exhibits or schedules to such documents.

“Transfer Agent” shall mean Equiniti Trust Company, LLC.

“Transfer Taxes” shall have the meaning as set forth in Section 6.3 of this Agreement.

A-6

EXHIBIT B

MALAYSIA FORM OF TRANSFER

B-1

EXHIBIT C

POST-CLOSING DIRECTORS

Mr. Chin Yong Shing (existing director)

Datuk Dr. Doris Wong (new director)

C-1